EXHIBIT 5

2000 One Logan Square                                              Morgan, Lewis
                                                                   & Bockius LLP
Philadelphia, Pennsylvania 19103-6993                         COUNSELORS AT LAW

(215) 963-5000

Fax: 215-963-5299


August 17, 1998

Specialty Care Network, Inc.
44 Union Boulevard, Suite 600
Lakewood, Colorado  80228

Re:      Speciality Care Network, Inc.
         Registration Statement on Form S-8 Relating to the
         Specialty Care Network, Inc. 1996 Equity Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Specialty Care Network, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 2,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable under the Specialty Care Network, Inc. 1996 Equity Compensation Plan (the "Plan"). We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.

As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the shares of Common Stock originally issued by the Company to participants under the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable shares of Common Stock.

The opinion set forth above is limited to the General Corporation Act of the State of Delaware.

  Philadelphia   Washington   New York   Los Angeles   Miami   Harrisburg
                           Pittsburgh    Princeton

         London   Brussels   Frankfurt   Tokyo   Singapore   Jakarta

Specialty Care Network, Inc.
August 17, 1998
Page 2


We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


/s/ Morgan, Lewis & Bockius LLP